loanDepot announces Vision 2025 plan to address current and anticipated market conditions and position company for long-term value creation

Building on foundation of strong balance sheet and liquidity

Downsizing to align with rapidly changing market conditions; focusing mortgage lending on purchase transactions while serving increasingly diverse communities across the country

Simplifying organizational structure, with increased focus on client service, quality, automation and operating leverage

Targeting approximately $375 - $400 million in annualized cost reductions by the end of 2022 and run-rate operating profitability exiting 2022

Conference call to discuss announcement at 8:30 AM ET today

FOOTHILL RANCH, Calif., July 12, 2022 – loanDepot, Inc. (NYSE: LDI) ("loanDepot" or the "Company") today announced its Vision 2025 plan designed to address current and anticipated mortgage market conditions and position the Company for sustainable long-term value creation. Building on the foundation of its strong balance sheet and liquidity, the Company intends to increase its focus on serving the purchase market as well as less rate sensitive cash-out refinances, simplify its organizational structure with an emphasis on client service, quality, automation and operating leverage, continue to invest in its servicing business and innovative digital consumer lending solutions, and accelerate its ongoing rightsizing.

President and CEO Frank Martell said, “In 2020 and 2021, like other mortgage companies, we scaled our organization to meet the demands of unprecedented mortgage volumes, especially refinancing transactions. After two years of record-breaking volumes, the market has contracted sharply and abruptly in 2022. We are taking decisive action to meet this challenge head on. Our Vision 2025 plan has been constructed to aggressively pivot the Company for improved profitability. We are investing in the areas of our business we have identified as growth drivers over time, rightsizing our cost structure for current and anticipated market conditions, and positioning the Company for long-term value creation.

“As we work to become an increasingly purpose-driven Company, we want to be a leader on the key housing issues of our time -- affordability, inclusion and sustainability. Homeownership remains at the core of the American dream, and we plan to leverage our strengths to help make that dream a reality for more American families.”

Said Chief Financial Officer Patrick Flanagan, “We are executing our Vision 2025 plan on a foundation of a strong balance sheet and ample liquidity, with a current cash position of approximately $1 billion. We anticipate continued challenging market conditions, with mortgage originations projected to decline by roughly half in 2022 from 2021, including an accelerated decline in the second half of 2022, followed by a further decline in 2023. We continued to reduce our costs significantly in the second quarter. Over the next two quarters, we expect to accelerate these efforts and aggressively drive down our costs in line with our previously stated goal of exiting this year with a profitable operating run rate. After two years of substantial headcount and expense growth that was necessary to support unprecedented origination volumes we are returning to previous levels of staffing and expense.”

loanDepot’s Vision 2025 plan includes four components:

Increase focus on purchase transactions while serving increasingly diverse communities across the country
Home buyer demographics are shifting, and the Company plans to build on its strong foundation to continue meeting the needs of first-time homebuyers and underserved communities. The country is becoming more diverse, and we will support this trend through the implementation of Vision 2025. For example, 70 percent of new homeowners between 2020 and 2040 will be Hispanic, according to the Urban Institute’s 2021 report, “The Future of Headship and Homeownership.” As the Company pivots to an increasingly purpose-driven organization, it expects to increase its focus on addressing persistent gaps in equitable housing through initiatives that expand access to credit, such as Special Purpose Credit Programs, while advancing the goal of growing its share of lending for purchase transactions and maintaining responsible management of credit risk.

Execute previously announced growth-generating initiatives
The Company expects to launch its unique, all-digital home equity line of credit (HELOC) by the fourth quarter of 2022. With a data and technology-driven application process, this competitive product is designed to give homeowners efficient access to their record levels of home equity in as little as seven days.

As one of the 15 largest mortgage servicers in the U.S., loanDepot will continue to invest in its in-house servicing business to complement its origination strategy and serve its customers through the entire mortgage journey. The Company expects to capture additional revenue opportunities over time by leveraging its marketing and customer acquisition expenses across a diverse set of products and services.

Centralize management of loan originations and loan fulfillment to enhance quality and effectiveness
The Company intends to streamline its organizational structure to better position itself for the rapidly evolving mortgage market, which entails centralizing:

•All mortgage origination functions will be led by LDI Mortgage President Jeff Walsh;
•All digital lending and mortgage-adjacent products and services will be led by LDI Digital Products and Services President Zeenat Sidi;
•All loan fulfillment and servicing functions will be led by LDI Managing Director of Operations and Servicing Dan Binowitz.

The new structure is designed to enable the Company to increase its share of lending for purchase transactions, while achieving top-quartile quality, increasing automation, and achieving operating leverage.

Aggressively rightsize cost structure
The Company is focused on aligning its cost structure for current and expected mortgage origination volumes. loanDepot is implementing a program expected to generate approximately $375 - $400 million of annualized savings by the end of 2022, through headcount reduction, attrition, business process optimization, reduced marketing and third-party spending, and real estate consolidation. Based on these savings, the Company continues to target a return to run-rate operating profitability exiting 2022.

The implementation of Vision 2025 and actions taken earlier this year are expected to rightsize staffing levels from approximately 11,300 at year-end 2021 to approximately 6,500 by year-end 2022. Current headcount is 8,500 and severance and benefits-related payments of approximately $3.5 - $4.5 million are expected to be recorded in the second quarter of 2022. Other non-operating expenses expected to be incurred in the second quarter related to these efforts include approximately $2.0 million of real estate exit costs and approximately $2.5 - $3.0 million of outside service expenses.

The Company expects to incur additional non-operating expenses during the second half of 2022 as part of the realignment of its cost structure, including severance and benefits-related charges currently anticipated between approximately $25.0 - $28.0 million, charges related to the exit of real estate between approximately $2.5 - $3.5 million and $7.0 to $9.0 million of outside service costs.

As part of the Company’s regular and ongoing reporting process, management determined it was necessary to complete an evaluation of its goodwill and intangible assets during the second quarter and recorded a non-cash impairment charge of $42.0 million as of June 30, 2022.

In connection with today’s announcement, loanDepot will host a conference call and live webcast today at 8:30 a.m. ET on loanDepot's Investor Relations website, investors.loandepot.com.

The conference call can also be accessed by dialing (888) 440-6385 using conference ID number 2021948. Please call five minutes in advance to ensure that you are connected prior to the call. A replay of the webcast and transcript will also be made available on the Investor Relations website following the conclusion of the event.

loanDepot will provide additional information in its second quarter earnings press release and investor conference call on August 9, 2022. Conference call information will be provided at a later date.

Forward-Looking Statements
This press release contains "forward-looking statements," which reflect loanDepot's current views with respect to, among other things, evolving economic, financial and real estate market conditions, loanDepot’s operations and financial performance, and the execution and expected impact of its plan to re-focus the Company’s operations and cut costs to position the Company to address evolving conditions. You can identify these statements by the use of words such as "outlook," "potential," "continue," "may," "seek," "approximately," "predict," "believe," “anticipate,” "expect," "plan," "intend," “target,” “design,” "estimate" or "anticipate" and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as "will," "should," "would" and "could." These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including adverse changes in macroeconomic and U.S residential real estate and mortgage market conditions, the impact of our plan to refocus the Company and cut costs, and the risks in the "Risk Factors" section of loanDepot, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021, as may be updated in loanDepot’s subsequent filings with the SEC from time to time, which are difficult to predict. Therefore, current plans, anticipated actions, financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law.

About loanDepot
loanDepot (NYSE: LDI) is a digital commerce company committed to serving its customers throughout the home ownership journey. Since its launch in 2010, loanDepot has revolutionized the mortgage industry with a digital-first approach that makes it easier, faster and less stressful to purchase or refinance a home. Today, as the nation's second largest non-bank retail mortgage lender, loanDepot enables customers to achieve the American dream of homeownership through a broad suite of lending and real estate services that simplify one of life's most complex transactions. With headquarters in Southern California and offices nationwide, loanDepot is committed to serving the communities in which its team lives and works through a variety of local, regional and national philanthropic efforts.

Investor Relations Contact:
Gerhard Erdelji
Senior Vice President, Investor Relations
(949) 822-4074
gerdelji@loandepot.com

Media Contact:
Rebecca Anderson
Senior Vice President, Communications & Public Relations
(949) 822-4024
rebeccaanderson@loandepot.com

LDI-IR